Exhibit 10.30

Execution Version

IDREAMSKY TECHNOLOGY LIMITED

PREFERRED SHARE SUBSCRIPTION AGREEMENT

THIS PREFERRED SHARE SUBSCRIPTION AGREEMENT (the “Agreement”) is made and entered into as of September 3, 2013 by and among,

(1)	iDreamSky Technology Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (the “Company”);

(2)	iDreamSky Technology (HK) Limited , a limited liability company incorporated under the laws of Hong Kong (“HK Company”);

(3)	Chuangmeng Wuxian (Beijing) Information & Technology Co., Ltd. (“WFOE”), a wholly foreign owned enterprise established under the laws of the People’s Republic of China (the “PRC” and for the purpose of this Agreement, excluding Hong Kong and Macau Special Administrative Regions and Taiwan);

(4)	Beijing Chuangmeng Wuxian Technology Co., Ltd. , a limited liability company incorporated under the laws of the PRC (“Beijing DC”);

(5)	Shenzhen iDreamSky Technology Co., Ltd. , a limited liability company incorporated under the laws of the PRC (“Chuang Meng”);

(6)	Shenzhen Mengyu Technology Co., Ltd. , a limited liability company incorporated under the laws of the PRC (“Mengyu”, collectively with Beijing DC and Chuang Meng, the “Domestic Enterprises” together with the Company, HK Company and WFOE, each a “Group Company” and collectively, the “Group Companies”);

(7)	Chen Xiangyu , a Chinese citizen with Chinese ID No. (the “Founder”) and Dream Data Services Limited, a limited liability company incorporated under the laws of the British Virgin Islands, of which the Founder is the 100% owner (the “Founder Holdco”, collectively with the Founder, the “Key Holders”);

(8)	Li Meiping , a Chinese citizen with Chinese ID No. (“Mr. Li”), Huaxiu Investment Limited, a limited liability company incorporated under the laws of the British Virgin Islands, of which Mr. Li is the 100% owner (the “Li Holdco”), and, with respect to Sections 5.9, 5.12, 5.17 and 5.18 only, Shenzhen Huaxiu Investment Co., Ltd. , a limited liability company incorporated under the laws of the PRC, of which Mr. Li is the 22.762% owner (“Shenzhen Huaxiu”, together with Mr. Li and Li Holdco, the “Li Parties”);

(9)	KO, Jeffrey Lyndon , a British citizen with passport No. (“Mr. KO”);

(10)	Guan Song , a Chinese citizen with Chinese ID No. (“Mr. Guan”);

(11)	LC Fund V, L.P. and LC Parallel Fund V, L.P., each a partnership organized under the laws of the Cayman Islands (collectively, “LC Fund”);

(12)	Redpoint Ventures IV, L.P. and Redpoint Associates IV, LLC, entities organized under the laws of Delaware (collectively, “Redpoint”); and

(13)	THL A19 Limited, a company incorporated under the laws of the British Virgin Islands (“Tencent”, together with LC Fund and Redpoint, the “Investors” and each an “Investor”).

Each of the Group Companies, the Key Holders, the Li Parties, Mr. Ko, Mr. Guan and the Investors is hereafter referred to as a “Party” and collectively the “Parties”.

RECITALS

A. The Company is an exempted limited liability company established under the laws of the Cayman Islands on February 23, 2012.

B. The Company desires to issue and sell to each Investor, and each Investor desires to subscribe and purchase from the Company, certain number of Subscription Shares (as defined below) on the terms and conditions set forth in this Agreement.

C. The Domestic Enterprises are engaged in the business of research, development and operation of mobile games and software and online advertisement (the “Principal Business”).

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.	AGREEMENT TO PURCHASE AND ISSUE SHARES

1.1. Authorization. As of the Closing (as defined below), the Company will have authorized the issuance, pursuant to the terms and conditions of this Agreement, of (i) at least 1,971,788 Series A-1 Preferred Shares of par value of US$0.001 each (the “Series A-1 Shares”) and (ii) at least 2,794,832 Series C Preferred Shares of par value of US$0.001 each (the “Series C Shares”), in each case having the rights, preferences, privileges and restrictions as set forth in the Third Amended and Restated Memorandum and Articles of Association of the Company in substantially the same form as attached hereto as Exhibit A (the “Restated Articles”).

1.2. Agreement to Issue and Subscribe for Series A-1 Subscription Shares. Subject to the terms and conditions hereof, the Company hereby agrees to issue to each Investor, and each Investor hereby agrees, severally and not jointly, to subscribe from the Company, on the Closing Date (as defined below), the number of Series A-1 Shares as set forth opposite such Investor’s name under the column entitled “Series A-1 Subscription Shares” in Schedule 1 attached hereto (with respect to each Investor, such Investor’s “Series A-1 Subscription Shares”) for the subscription price as set forth opposite such Investor’s name under the column entitled “Series A-1 Subscription Price” in Schedule 1 attached hereto (with respect to each Investor, such Investor’s “Series A-1 Subscription Price”) at a per share price of approximately US$4.2158.

1.3. Agreement to Issue and Subscribe for Series C Subscription Shares. Subject to the terms and conditions hereof, the Company hereby agrees to issue to each Investor, and each Investor hereby agrees, severally and not jointly, to subscribe from the Company, on the Closing Date, the number of Series C Shares as set forth opposite such Investor’s name under the column entitled “Series C Subscription Shares” in Schedule 1 attached hereto (with respect to each Investor, such Investor’s “Series C Subscription Shares”, together with such Investor’s Series A-1 Subscription Shares, such Investor’s “Subscription Shares” and “the Subscription Shares” shall mean the aggregate of all Investors’ Subscription Shares) for the subscription price as set forth opposite such Investor’s name under the column entitled “Series C Subscription Price” in Schedule 1 attached hereto (with respect to each Investor, such Investor’s “Series C Subscription Price”, together with such Investor’s Series A-1 Subscription Price, such Investor’s “Subscription Price”) at a per share price of approximately US$4.7992.

1.4. Payment of Subscription Price. Subject to the fulfillment of the terms and conditions as set forth in Sections 6 and 7, each Investor will pay its Subscription Price to the Company.

2.	CLOSING; DELIVERY

2.1. Closing. Subject to the fulfillment or waiver of the conditions to closing as set forth in Sections 6 and 7, the issuance and subscription for the Subscription Shares (the “Closing”) as provided in Section 1 above shall take place remotely via the exchange of documents and signatures as soon as possible within 10 Business Days after all closing conditions set forth in Sections 6 and 7 are satisfied or waived, or at such other place and time as the Parties shall mutually agree in writing.

2.2. Closing Delivery. On the date of the Closing (the “Closing Date”):

(a) the Company shall deliver to each Investor

(i) a copy of the share certificate issued in the name of such Investor for such Investor’s Series A-1 Subscription Shares, as duly signed and sealed on behalf of the Company, with the original to be delivered to such Investor within three (3) Business Days after the Closing,

(ii) a copy of the share certificate issued in the name of such Investor for such Investor’s Series C Subscription Shares, as duly signed and sealed on behalf of the Company, with the original to be delivered to such Investor within three (3) Business Days after the Closing,

(iii) a copy of the register of members of the Company certified as true copy by a director of the Company, as duly updated to reflect the issuance of Subscription Shares to such Investor,

(iv) a copy of the register of directors of the Company certified as true copy by a director of the Company, as duly updated to reflect the composition of the board of directors of the Company (the “Board”) in accordance with Section 7.6; and

(b) each Investor shall pay or cause to be paid

(i) its Series A-1 Subscription Price to the Company or the Company’s designee(s) by wire transfer of immediately available funds to the account(s) designated by the Company or the Company’s designee(s) (the details of such account(s) shall be provided by the Company to such Investor no later than two (2) Business Days prior to the Closing) and deliver to the Company the documentation evidencing such payment.

(ii) its Series C Subscription Price to the Company by wire transfer of immediately available funds to the account designated by the Company (the details of such account shall be provided by the Company to such Investor no later than two (2) Business Days prior to the Closing) and deliver to the Company the documentation evidencing such payment.

(c) For the avoidance of doubt all transactions at the Closing shall be deemed to occur simultaneously.

(d) The term “Business Day” for purposes of this Agreement means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by applicable laws or executive order to be closed in Beijing or Hong Kong or Cayman Islands.

3.	REPRESENTATIONS AND WARRANTIES OF EACH INVESTOR

Each Investor hereby severally but not jointly represents and warrants to the Company in respect of itself, as of the date hereof and the Closing Date, as follows:

3.1. Authorization. It has all requisite power, authority and capacity, and has obtained all necessary regulatory or corporate approvals and third party consents (if applicable), to enter into this Agreement and each of the other Transaction Agreements to which it is a party, and to perform its obligations hereunder and thereunder. Such Transaction Agreements have been duly authorized, executed and delivered by it. Each such Transaction Agreement, when executed and delivered by it, constitutes valid and legally binding obligations of it, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles.

3.2. Purchase for Own Account. Such Investor’s Subscription Shares and the Ordinary Shares issuable upon conversion of such Subscription Shares (the “Converted Shares”) are acquired by it for its own account, not as a nominee or agent, and not with a view to or in connection with the resale or distribution of any part thereof.

3.3. Exempt from Registration; Restricted Securities. It understands that its Subscription Shares and the Converted Shares will not, when issued, be registered under the Securities Act of 1933, as amended (the “Securities Act”), or registered or listed publicly pursuant to any other applicable securities laws and regulations, on the ground that the sale provided for in this Agreement is exempt from registration under the Securities Act or the registration or listing requirements of any other applicable securities laws and regulations, and that the reliance of the Company on such exemption is predicated in part on its representations set forth in this Agreement. It understands that its Subscription Shares and the Converted Shares are restricted securities within the meaning of Rule 144 under the Securities Act and may not be sold, transferred or otherwise disposed of unless they are subsequently registered or listed publicly or an exemption from such registration or listing is available.

4.	REPRESENTATIONS AND WARRANTIES OF THE COVENANTORS

The Group Companies and the Founder (collectively, the “Covenantors”, and each a “Covenantor”), jointly and severally, hereby represent and warrant to each Investor as of the date hereof and the Closing Date (unless otherwise specified), as follows.

In this Agreement, any reference to a Party’s “knowledge” means such Party’s actual knowledge after due and diligent inquiries of officers and directors of such Party.

For the avoidance of doubt, the disclosure schedule attached hereto as Schedule 2 (the “Disclosure Schedule”) shall be deemed as part of the representations and warranties made by the Covenantors under this Section 4.

4.1. Organization, Standing and Qualification. Each of the Group Companies is duly organized, validly existing and in good standing (or equivalent status in the relevant jurisdiction) under, and by virtue of, the laws of the place of its incorporation or establishment and has all requisite power and authority to own its properties and assets and to carry on its business as now conducted, and to perform each of its obligations hereunder and under any agreement contemplated hereunder to which it is a party. Except as disclosed in Section 4.1 of the Disclosure Schedule, each of the Group Companies is qualified to do business and is in good standing (or equivalent status in the relevant jurisdiction) in each jurisdiction where failure to be so qualified would have a material adverse effect on its condition (financial or otherwise), assets and properties, results of operation, business (as presently conducted) or prospects (a “Material Adverse Effect”).

4.2. Capitalization.

(a) On the date hereof, the authorized share capital of the Company shall consist of the following:

(i) Ordinary Shares. A total of 45,038,890 authorized Ordinary Shares in the Company of par value of US$0.001 each (the “Ordinary Shares”), among which 5,400,000 Ordinary Shares are issued and outstanding.

(ii) Preferred Shares. A total of 1,350,000 authorized Series A Preferred Shares in the Company of par value of US$0.001 each (the “Series A Shares”), all of which are in issue and outstanding; a total of 2,500,000 authorized Series B Preferred Shares in the Company of par value of US$0.001 each (the “Series B Shares”), all of which are in issue and outstanding; and a total of 1,111,110 authorized Series B-1 Preferred Shares in the Company of par value of US$0.001 each (the “Series B-1 Shares”), all of which are in issue and outstanding.

(b) At and immediately prior to the Closing, the authorized share capital of the Company shall consist of the following:

(i) Ordinary Shares. A total of 40,947,270 authorized Ordinary Shares of par value of US$0.001 each, among which 4,103,212 Ordinary Shares are issued and outstanding.

(ii) Preferred Shares. A total of 675,000 authorized Series A Shares of par value of US$0.001 each, all of which are in issue and outstanding; a total of 1,971,788 authorized Series A-1 Shares of par value of US$0.001 each, none of which are in issue and outstanding; a total of 2,500,000 authorized Series B Shares of par value of US$0.001 each, all of which are in issue and outstanding; a total of 1,111,110 authorized Series B-1 Shares of par value of US$0.001 each, all of which are in issue and outstanding; and a total of 2,794,832 authorized Series C Shares of par value of US$0.001 each (together with Series A Shares, Series A-1 Shares, Series B Shares and Series B-1 Shares, the “Preferred Shares”), none of which are in issue and outstanding.

(c) Options, Warrants, Reserved Shares. Except for (i) the conversion privileges of the Preferred Shares, and (ii) up to 1,024,725 Ordinary Shares reserved for issuance to employees pursuant to the ESOP (as defined below), there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the shares of the Company. Except as set forth in the Amended and Restated Shareholders Agreement dated July 4, 2013 by and among the Group Companies, the Key Holders, Mr. Li, Li Holdco, Halfbrick International Holdings Pty Ltd, Dream Soft Services Limited, Prime Express Investments Limited, Ultimate Lenovo Limited (together with Prime Express Investments Limited, “Legend”), LC Fund and Redpoint, no shares of the Company’s outstanding share capital, or shares issuable by the Company upon exercise or exchange of any other securities, are subject to any preemptive rights, rights of first refusal or other rights to purchase such shares (whether in favor of the Company or any other Person). For purposes of this Agreement, “Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, public body or government or other entity of any kind or nature.

(d) Immediately after the Closing, the capitalization of the Company shall be the same as set forth in Exhibit C attached hereto.

4.3. Subsidiaries.

(a) Except as disclosed in Section 4.3(a) of the Disclosure Schedule, no Group Company presently owns or controls, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, association, or other entity that is not another Group Company.

(b) The registered capital of each Domestic Enterprise has been contributed in full. Except as provided in this Agreement and the Cooperative Documents, there are no options, warrants, conversion privileges or other rights, or agreements with respect to the issuance thereof, presently outstanding to purchase any of the equity interests of any Domestic Enterprise and no outstanding equity interests of any Domestic Enterprise are subject to any encumbrance, preemptive rights, rights of first refusal or other rights to purchase such equity interests (whether in favor of such Domestic Enterprise or any other Person).

4.4. Due Authorization. All corporate action on the part of each Group Company, its officers, directors and equity interest holders necessary for (i) the authorization, execution and delivery of, and the performance of all obligations of such Group Company under the Transaction Agreements (as defined below) and (ii) the authorization, issuance, reservation for issuance and delivery of the Subscription Shares and the Converted Shares, have been obtained or will have been obtained prior to the Closing. Each of the Transaction Agreements is a valid and binding obligation of each Covenantor enforceable in accordance with its terms against each Covenantor, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting creditors’ rights generally and to general equitable principles. Each shareholder of the Company has waived its right of participation and any other similar rights with respect to the issuance of the Subscription Shares.

4.5. Valid Issuance of Subscription Shares and Converted Shares.

(a) The Subscription Shares to be issued to each Investor, when issued, sold, delivered and fully paid by such Investor in accordance with the terms of this Agreement, will be duly and validly authorized and issued, sold, credited as fully paid and non-assessable, free and clear of any Liens. For purposes of this Agreement, “Lien” means any mortgage, pledge, security interest, encumbrance, title defect, lien, charge, easement, restrictive covenant, or other restriction or limitation of any kind whatsoever, including any restriction on the use, voting, transfer, receipt of income, or exercise of any attributes of ownership.

(b) The Converted Shares will be duly reserved for issuance and upon issuance, will be duly and validly authorized and issued, credited as fully paid and non-assessable, free and clear of any Liens.

(c) The offer, allotment and the issuance of the Subscription Shares and the Converted Shares to each Investor are exempted from the registration and/or qualification requirements of all applicable securities laws.

(d) The outstanding capital shares of the Company are duly and validly authorized and issued, credited as fully paid and non-assessable, have been issued in accordance with all applicable laws, the Company’s Restated Articles and any relevant securities laws or pursuant to valid exemptions therefrom.

4.6. Financial Statements. The Company has delivered to each Investor the unaudited consolidated financial statements (including balance sheets, income statements and cash flow statements) of the Company and its Subsidiaries for the years ended and as of December 31, 2011 and 2012, and for the five months ended and as of May 31, 2013, prepared in accordance with generally accepted accounting principles in the PRC (“PRC GAAP”) (the foregoing financial statements and any notes thereto are hereinafter referred to as the “Financial Statements” and May 31, 2013, the “Balance Sheet Date”). The financial information of other Group Companies (“Financial Materials”) have been provided to such Investor per its request. The Financial Statements and Financial Materials are accurate and complete in all material respects and present fairly the financial position of the relevant Group Company as of the respective dates thereof and the results of operations of the relevant Group Company for the periods covered thereby. For purposes of this Agreement, a “Subsidiary” means, with respect to any specified Person, any other Person controlled by the specified Person, directly or indirectly, whether through contractual arrangements or through ownership of equity securities, voting power or registered capital where “control” means the power or authority, whether exercised or not, to direct the business, management and policies of a Person, directly or indirectly, or by effective control whether through the ownership of voting securities, by contract or otherwise, which power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of the board of directors of such Person. For the avoidance of doubt, Shenzhen Yiyou Technology Co., Ltd. shall not be deemed a Subsidiary of a Group Company.

4.7. Liabilities. The Group Companies, taken as a whole, do not have any liabilities, absolute or contingent, that has been directly or indirectly created, incurred, assumed, or guaranteed, or with respect to which any Group Company has otherwise become directly or indirectly liable, except for (i) obligations and liabilities reflected on the Financial Statements, (ii) obligations incurred in the ordinary course of business that would not be required to be reflected in financial statements prepared in accordance with PRC GAAP, and (iii) obligations and liabilities disclosed in Section 4.7 of the Disclosure Schedule.

4.8. Title to Properties and Assets. Each Group Company has good and marketable title to its properties and assets subject to no mortgage, pledge, lien, encumbrance, security interest or charge of any kind. With respect to the property and assets it leases, except as disclosed in Section 4.8 of the Disclosure Schedule, each Group Company is in compliance with such leases and, to the best of its knowledge, each Group Company holds valid leasehold interests in such assets free of any liens, encumbrances, security interests or claims of any Person other than the lessors of such property and assets.

4.9. Status of Proprietary Assets. For purpose of this Agreement, (i) “Proprietary Assets” shall mean all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights, copyright registrations and applications and all other rights corresponding thereto, inventions, databases and all rights therein, all computer software including all source code, object code, firmware, development tools, files, records and data, including all media on which any of the foregoing is stored, formulas, designs, trade secrets, confidential and proprietary information, proprietary rights, know-how and processes of a company, and all documentation related to any of the foregoing; and (ii) “Registered Intellectual Property” means all Proprietary Assets of the Group Companies, wherever located, that is the subject of an application, certificate, filing, registration or other document issued by, filed with or recorded by any government authority.

(a) Except as disclosed in Section 4.9(a) of the Disclosure Schedule, each Group Company (i) has independently developed and owns free and clear of all material claims, security interests, liens or other encumbrances, or (ii) has a valid right or license to use, all Proprietary Assets (including Registered Intellectual Property) necessary and appropriate for its business as now conducted and without any conflict with or infringement of the rights of others. Section 4.9(a) of the Disclosure Schedule contains a complete list of Proprietary Assets (including all Registered Intellectual Property) used or owned by the Group Companies.

(b) There are no outstanding options, licenses or agreements of any kind relating to the Proprietary Assets (including the Registered Intellectual Property) used or owned by the Group Companies, nor is any of the Group Companies bound by or a party to any options, licenses or agreements of any kind with respect to any Proprietary Assets (including the Registered Intellectual Property) of any other Person or entity, except, in either case, for end-user, object code, internal-use software license and support/maintenance agreements, and non-disclosure agreements.

(c) Each Group Company has taken all commercially reasonable security measures to protect the secrecy, confidentiality, and value of all its Proprietary Assets, including the Registered Intellectual Property, required to conduct its business.

(d) None of the Group Companies has received any written communications alleging that any of the Group Companies has violated or, by conducting its business (including as proposed to be conducted by such Group Companies), would violate any of the intellectual property rights of any other Person.

(e) Neither the execution nor delivery of this Agreement and any other Transaction Agreement, nor the carrying on of the business of any Group Company by its employees, nor the conduct of the business of the Group Companies as proposed, will, to the best knowledge of the Covenantor, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument by which the any Group Company or any of such employees is bound.

4.10. Material Contracts and Obligations. Other than the Cooperative Documents, all agreements, contracts, leases, licenses, instruments, commitments (oral or written), indebtedness, liabilities and other obligations (collectively, the “Arrangements”) to which each Group Company is a party or by which it is bound that (i) are material to the conduct and operations of its business and properties or otherwise material to any Group Company, (ii) involve any of the officers, consultants, directors, employees or shareholders of such Group Company, other than the standard employment-related contracts on the Group Companies’ forms; or (iii) obligate the Group Company to share, license or develop any product or technology of any Group Company are listed in Section 4.10 of the Disclosure Schedule (collectively and together with the Cooperative Documents, “Company Contracts”). Except as disclosed in Section 4.10 of the Disclosure Schedule, none of the Group Companies is in default or breach under any of the Company Contracts. For purposes of this Section 4, “material” Arrangement shall mean any Arrangement (i) that has an aggregate value, cost or amount, or imposing liability or contingent liability on any Group Company, in excess of RMB$3,000,000 (or its equivalent in other currencies), (ii) that contains exclusivity, non-competition, or similar clauses that impair, restrict or impose conditions on any Group Company’s right to offer or sell products or services in specified areas, during specified periods, or otherwise, (iii) that is not in the ordinary course of business, or (iv) that transfers or licenses any Proprietary Assets to or from any Group Company (other than licenses granted in the ordinary course of business or licenses from commercially readily available “off the shelf” computer software).

4.11. Litigation. There is no action, suit, proceeding, claim, arbitration or investigation (“Action”) pending (or, to the best knowledge of the Covenantors, currently threatened) against any of the Group Companies, any Group Company’s activities, properties or assets or, to the best knowledge of the Covenantors, against any officer, director or employee of each Group Company in connection with such officer’s, director’s or employee’s relationship with, or actions taken on behalf of the Group Company. To the best knowledge of the Covenantors, there is no factual or legal basis for any such Action that is likely to result, individually or in the aggregate, in any Material Adverse Effect in the business, properties, assets, financial condition, affairs or prospects of any Group Company. By way of example, but not by way of limitation, there are no Actions pending against any of the Group Companies or, to the best knowledge of the Covenantors, threatened against any of the Group Companies, relating to the use by any employee of any Group Company of any information, technology or techniques allegedly proprietary to any of their former employers, clients or other Persons. None of the Group Companies is a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and, except as disclosed in Section 4.11 of the Disclosure Schedule, there is no Action by any Group Company currently pending or which it intends to initiate.

4.12. Compliance with Laws; Consents and Permits. None of the Group Companies has conducted any activity in material violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties. All consents, permits, approvals, orders, authorizations or registrations, qualifications, designations, declarations or filings by or with any governmental authority and any third party which are required to be obtained or made by each Covenantor in connection with the consummation of the transactions contemplated hereunder shall have been obtained or made prior to and be effective as of the Closing. Except as disclosed in Section 4.12 of the Disclosure Schedule, each Group Company has all material approvals, permits, licenses and any similar authority necessary for the conduct of its business or its Principle Business (as the case may be) as currently conducted, the absence of which would be reasonably likely to have a Material Adverse Effect. None of the Group Companies is in default under any of such approvals, permits, licenses or other similar authority, nor is it in receipt of any letter or notice from any relevant authority notifying revocation of any such approvals, permits or licenses issued to it for non-compliance or the need for compliance or remedial actions in respect of the activities carried out directly or indirectly by such Group Company. In respect of approvals, licenses or permits requisite for the conduct of any part of the business of any Domestic Enterprise which are subject to periodic renewal, none of the Covenantors has any reason to believe that such requisite renewals will not be granted by the relevant PRC authorities.

4.13. Compliance with Other Instruments and Agreements. None of the Group Companies is in, nor shall the conduct of its business as currently or proposed to be conducted result in, any violation, breach or default of any term of its constitutional documents which may include, as applicable, memoranda and articles of association, by-laws, joint venture contracts, feasibility studies and the like (the “Constitutional Documents”), or in any material respect of any term or provision of any mortgage, indenture, contract, agreement or instrument to which the Group Company is a party or by which it may be bound, (the “Group Company Contracts”) or, except as disclosed in Section 4.13 of the Disclosure Schedule, of any provision of any judgment, decree, order, statute, rule or regulation applicable to or binding upon the Group Company. The execution, delivery and performance of and compliance with this Agreement, the Shareholders Agreement (as defined below), the Indemnification Agreement (as defined below) and any other agreements to which it and/or any Covenantor is a party and the execution of which is contemplated hereunder as of the Closing Date (collectively, the “Transaction Agreements”) and the consummation of the transactions contemplated hereby and thereby will not result in any such violation, breach or default, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, either a default under any Group Company’s Constitutional Documents or any Group Company Contracts, or, to the best knowledge of the Covenantors, a violation of any statutes, laws, regulations or orders, or an event which results in the creation of any lien, charge or encumbrance upon any asset of any Group Company.

4.14. Foreign Corrupt Practices Act. To the Covenantors’ best knowledge, no Group Companies, nor any director, agent, employee or any other Person acting for or on behalf of any Group Company, has directly or indirectly (A) made any contribution, gift, bribe, payoff, influence payment, kickback, or any other fraudulent payment in any form, whether in money, property, or services to any public official or otherwise (a) to obtain favorable treatment in securing business for any Group Company, (b) to pay for favorable treatment for any Group Company in business secured, or (c) to obtain special concessions or for special concessions already obtained, for or in respect of any Group Company, in each case which would have been in violation of any applicable law, (B) engaged in any transaction, established or maintained any fund or assets in which any Group Company shall have proprietary rights that have not been recorded in the books and records of such Group Company, (C) committed any act which violates the Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended, or any similar statute or law, rule, regulation, official policy, interpretation or pronouncement of any governmental authority, or (D) made any payment in the nature of criminal bribery or any other unlawful payment.

4.15. Disclosure. Each of the Covenantors has fully provided each Investor with all the information that such Investor has reasonably requested for deciding whether to subscribe for the Subscription Shares. No representation or warranty by the Covenantors in this Agreement and no information or materials provided by the Covenantors to such Investor in connection with its due diligence investigation of the Covenantors or the negotiation and execution of this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they are made, not misleading.

4.16. PFIC Matters. No member of the Group Companies is or expects to become, a passive foreign investment company (“PFIC”) or a controlled foreign corporation (“CFC”) as described in Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”) for the current taxable year or any future taxable year. The Company has not elected to be treated as other than a corporation for U.S. federal income tax purposes.

4.17. Accounting. Each of the Group Companies maintains a standard system of accounting established and administered in accordance with PRC GAAP.

4.18. Activities. With respect to each Group Company, since the Balance Sheet Date until the Closing, other than the transactions as contemplated under the Transaction Agreements, there has not been:

(a) any change in the assets, liabilities, financial condition or operating results of the Group Companies, except changes in the ordinary course of business that do not and will not reasonably be expected to have a Material Adverse Effect;

(b) any material change in the contingent obligations of the Group Companies by way of guarantee, endorsement, indemnity, warranty or otherwise;

(c) any damage, destruction or loss, whether or not covered by insurance, having Material Adverse Effects (as presently conducted and as presently proposed to be conducted);

(d) any waiver by any Group Company of a valuable right or of a material debt;

(e) any incurrence, creation, assumption, repayment, satisfaction, or discharge of (i) any lien or (ii) any indebtedness or guarantee, or the making of any loan or advance (other than reasonable and normal advances to employees for bona fide expenses that are incurred in the ordinary course of business consistent with its past practice), or the making of any investment or capital contribution;

(f) any material change or amendment to a material contract or arrangement by which any Group Company or any of its assets or properties is bound or subject;

(g) any material change in any compensation arrangement or agreement with any present or prospective employee, contractor or director not approved by any Group Company’s board of directors or comparable governing body;

(h) any sale, assignment, transfer or expiration or termination of license, of any Proprietary Assets or other material intangible assets of any Group Company;

(i) any resignation or termination of any key officer or employee of any Group Company;

(j) any declaration, setting aside or payment of dividends or other distributions by any Group Company, or any direct or indirect redemption or repurchase of any Group Company’s outstanding equity interest (except the Repurchase Transaction (as defined below));

(k) except in the ordinary course of business consistent with its past practice, entry into any closing agreement with respect to taxes, settlement of any claim or assessment with respect to any taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment with respect to any taxes, entry or change of any tax election, change of any method of accounting resulting in any amount of additional Tax or filing of any amended tax return;

(l) any change in accounting methods or practices or any revaluation of any of its assets;

(m) any failure to conduct business in the ordinary course, consistent with the Group Company’s reasonably prudent past practices; or

(n) any agreement or commitment by any Group Company to do any of the things described in this Section 4.18.

4.19. Tax Matters. There have been no examinations or audits by any applicable governmental agency of any tax returns or reports of any Group Company. Each Group Company has duly filed all tax returns required to have been filed by it and paid all taxes shown to be due on such returns. None of the Group Companies is subject to any waivers of applicable statutes of limitations with respect to taxes for any year. Except as disclosed in Section 4.19 of the Disclosure Schedule, each Group Company has duly withheld individual income taxes and adequately paid mandatory contributions to the statutory welfare or social security funds on behalf of all its employees in material compliance with the applicable regulations in each respective jurisdiction such that there shall be no material default or underpayment in respect of individual income taxes and mandatory contributions to the statutory social security funds. Since its formation, none of the Group Companies has incurred any taxes, assessments or governmental charges other than in its ordinary course of business and each Group Company has made adequate provisions on its books of account for all taxes, assessments and governmental charges with respect to its business, properties and operations for such period.

4.20. Interested Party Transactions. To the best knowledge of the Covenantors and except as disclosed in Section 4.20 of the Disclosure Schedule, none of the Founder or officer or director of a Group Company or any Affiliate or Associate (as defined below) of any such Person has any agreement, understanding, proposed transaction with, or is indebted to, any Group Company, nor is any Group Company indebted (or committed to make loans or extend or guarantee credit) to any of them (other than for accrued salaries, reimbursable expenses or other standard employee benefits). The Founder does not have any direct or indirect ownership interest in any firm or corporation with which any of the Group Company is affiliated or with which any Group Company has a business relationship, or any firm or corporation that competes with any Group Company, except that the Founder may have record ownership interest in the Company. None of the Founder or officer or director of a Group Company or any Affiliate or Associate of any such Person has had, either directly or indirectly, a material interest in: (a) any Person or entity which purchases from or sells, licenses or furnishes to a Group Company any goods, property, intellectual or other property rights or services; or (b) except as disclosed in Section 4.20 of the Disclosure Schedule, any contract or agreement to which a Group Company is a party or by which it may be bound or affected. For purpose of this Agreement, an “Affiliate” shall mean, with respect to any Person, any individual, partnership, corporation, trust or other entity that directly or indirectly controls, or is controlled by, or is under common control with, such Person, where control means the direct or indirect ownership of more than 50% of the outstanding shares or other ownership interests having ordinary voting power to elect directors or the equivalent and, in the case of any Person that is an investment fund or account (or a Subsidiary of any such investment fund or account), Affiliate of such Person shall include each other investment fund or account (or a Subsidiary of any such other investment fund or account) managed by the same fund manager or advisor; and an “Associate” shall mean with respect to any Person, (i) a corporation or organization (other than the Group Companies) of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

4.21. Employee Matters.

(a) Each key employee of the Group Companies as disclosed in Section 4.21(a) of the Disclosure Schedule (the “Key Employees”) is currently devoting all of his or her business time to the conduct of the business of the respective Group Company. No such individual (and no group of employees) has given any notice of an intention to resign, and no Group Company has any intention of terminating the employment of any such individual or any group of employees. No Key Employee of any Group Company is obligated under, or in violation of any term of, any contract or any governmental order relating to the right of any such individual to be employed by, or to contract with, such Group Company. No Group Company has received any notice alleging that any such violation has occurred. No Group Company is a party to any collective bargaining agreements or other contract with any union or guild, and none of the Group Companies has been informed by their employees regarding the establishment of any trade union, work council or other organizations representing the employees of the Group Company. No employee of the Group Companies is owed any back wages or other compensation for services rendered (except for the current pay period or as otherwise set forth on the Financial Statements).

(b) There is no action relating to the violation or alleged violation of any law by the Company pertaining to labor relations or employment matters, including any charge or complaint filed by an employee with any governmental authority, courts, arbitration centers or any Group Company. Each Group Company has complied in all material respects with all laws relating to employment, wages, hours, overtime, working conditions, benefits, retirement, termination, taxes, and health and safety. Except as disclosed in Section 4.21(b) of the Disclosure Schedule, each Group Company is in compliance with all applicable laws in all material respects relating to its provision of any form of social insurance (the “Social Insurance”), and has paid, or made provision for the payment of, all Social Insurance contributions required under applicable law. There has not been, and there is not now pending or, threatened, any strike, union organization activity, lockout, slowdown, picketing, or work stoppage by the employees of any Group Company or any unfair labor practice charge against any Group Company. There is no pending internal investigation related to any employee or consultant of any Group Company.

(c) Except for statutory social insurance schemes, housing fund schemes and the ESOP, the Group Companies have not adopted or implemented any Benefit Plan. There are no pending investigations by any governmental authority involving any Benefit Plan and no threatened or pending claims relating to any Benefit Plan (except for claims of benefits payable in the normal operation of any Benefit Plan). Except as disclosed in Section 4.21(c) of the Disclosure Schedule, all contributions to, and payments from, each Benefit Plan have been timely made and each Group Company maintains, and has fully funded, any pension plan and any other labor-related plans that it is legally or contractually required to maintain. “Benefit Plan” means any deferred compensation agreement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employment compensation agreement or any other plan established or maintained by any Group Company (or any predecessor of a Group Company) which provides or provided benefits for any employee of any Group Company or with respect to which contributions are or have been made by any Group Company on account of an employee of any Group Company, except for the employment contracts in ordinary forms used by the Group Companies.

(d) Neither the execution and delivery of any Transaction Agreement nor the consummation of the transaction contemplated by this Agreement or any other Transaction Agreement will (i) entitle any current or former employee or director of any Group Company to severance pay, or any payment contingent upon a change in control of any Group Company, (ii) increase or enhance any benefits payable under any Benefit Plan, or (iii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any employee or former employee.

4.22. No Other Business. The Domestic Enterprises are engaged solely in the Principal Business and have no other activities.

4.23. Government Filings. Except as disclosed in Section 4.23 of the Disclosure Schedule, all filings and registrations with the PRC authorities required in respect of WFOE and the Domestic Enterprises and their respective operations, including but not limited to the registrations with the State Administration of Industry and Commerce, the State Administration of Foreign Exchange, the Ministry of Information Industry, tax bureau, customs authorities, product registration authorities, and labor authorities have been duly completed in accordance with the relevant rules and regulations.

4.24. Obligations of Management. Each of the Founder and the employees of the Group Companies are currently devoting and will devote his or her full working time to the conduct of the business of the Group Companies. None of the Founder or the Key Employees, or, to the best knowledge of the Covenantors, the other employees, directly or indirectly, owns, manages, is engaged in, operates, controls, works for, consults with, renders services for, does business with, maintains any interest in (proprietary, financial or otherwise) or participates in the ownership, management, operation, or control of, any business, whether in corporate, proprietorship or partnership form or otherwise, that is related to the Principal Business or otherwise competes with any Group Company.

4.25. Cooperative Documents. Except as disclosed in Section 4.25 of the Disclosure Schedule,

(a) Each of the documents listed in Exhibit D attached hereto (the “Cooperative Documents”) has been authorized, executed and delivered by the parties thereto, and constitutes valid and binding obligations of the parties thereto, enforceable against such parties in accordance with its terms.

(b) The financial results of each of the Domestic Enterprises are able to be consolidated with those of the other members of the Group Companies in accordance with the PRC GAAP.

(c) No Group Company has received any written communication from, and there has been no oral communication or any interference from any governmental authority in relation to the Cooperative Documents or which might adversely affect the validity or enforceability of the Cooperative Documents.

5.	COVENANTS OF THE GROUP COMPANIES AND THE FOUNDER

Each of the Covenantors, jointly and severally, covenants to each Investor as follows:

5.1. Use of Proceeds. The proceeds from the Subscription Price paid by each Investor shall be used (i) to meet the business growth and expansion, capital expenditures and general working capital needs of the Company and its Subsidiaries, and (ii) in connection with the Repurchase Transaction, and may not be used to repurchase, redeem or cancel any junior securities (except as set forth subsection (ii) above) or to make any payments to shareholders, directors or officers of the Company or any Affiliate of the Company or any of the foregoing unless in connection with a bona fide arms-length transaction approved by the Board, including the Series C Director (as defined below).

5.2. Business of the Company and HK Entity. The business of the Company shall be restricted to the holding and management of its equity interest in the HK Company and the business of the HK Company shall be restricted to the holding and management of its equity interest in WFOE.

5.3. Business of WFOE and Domestic Enterprises. The business of WFOE and each Domestic Enterprise shall be restricted to the Principal Business.

5.4. Equity Compensation. The Company shall not, directly or indirectly, issue Ordinary Shares, share options or other forms of equity of the Company to employees, directors or consultants except in accordance with the ESOP (as defined below).

5.5. Compliance by Group Companies. Each member of the Group Companies shall, at its own expenses, fully comply with all applicable laws and regulations of the jurisdiction of its incorporation as well as all requirements of the competent government authorities with respect to their conducting of business, on a continuing basis, and Foreign Corrupt Practices Act of the United States (15 U.S.C. §§ 78dd-1, et seq.), as amended, or any similar statute or law, rule, regulation, official policy, interpretation or pronouncement of any governmental authority.

5.6. SAFE Registration. (a) The Founder shall, at his expense, fully comply with all requirements of the PRC authorities with respect to his equity interest in the Group Companies on a continuing basis, including, but not limited to, obtaining all approval, consents and permits from and fulfilling the reporting and registration requirements with the State Administration of Foreign Exchange ( , the “SAFE”) and/or its branches in a timely manner as required under the Circular of the State Administration of Foreign Exchange on Relevant Issues concerning Foreign Exchange Administration of Financing and Inbound Investment through Offshore Special Purpose Companies by PRC Residents (the “Circular 75”), and other relevant obligations imposed by the PRC authorities; and (b) the Company shall, and the Covenantors shall cause the Group Companies and each relevant holder of equity interest in the Company (who is a PRC resident) to, effect any and all registrations required under the rules and regulations promulgated or applicable policies implemented by SAFE (including, without limitation, Circular No. 75) as soon as practicable and in any case within 120 days after the Closing; provided however, that such 120 day period may be extended if such approvals, consents, permits or registrations are delayed due to any government reasons.

5.7. Additional Covenants. Except as required by the Transaction Agreements and in connection with the Repurchase Transaction, no resolution of the directors, owners, members, partners or shareholders of any Group Company shall be passed, nor shall any contract or commitment be entered into, in each case, at any time after the date hereof and prior to the Closing without the written consent of Tencent; provided that that each Group Company may carry on its respective business in the same manner as heretofore and may pass resolutions and enter into contracts for so long as they are adopted to effect transactions in the ordinary course of business made on an arms-length basis with disinterested third parties.

If at any time after the date hereof and before the Closing, the Covenantors come to know of any material fact or event which:

(a) is in any way materially inconsistent with any of the representations and warranties given by any of the Covenantors,

(b) suggests that any material fact warranted may not be as warranted or may be materially misleading, and/or

(c) might affect the willingness of any Investor to subscribe for the Subscription Shares,

the Covenantors shall give immediate written notice thereof to each Investor in which event each Investor may within ten (10) Business Days of receiving such notice terminate this Agreement by giving written notice to the Company without any penalty or future obligations whatsoever; provided, however, nothing herein shall relieve any Party from liability for any breach of this Agreement.

5.8. Conversion. The Company covenants to at all times reserve sufficient Ordinary Shares or, if the reservation is insufficient, to take all actions necessary to authorize such additional Ordinary Shares, for issuance upon conversion of all Subscription Shares.

5.9. Option to Purchase Domestic Enterprises. The Parties agree that each Investor (so long as it holds any Preferred Shares in the Company) shall be entitled to purchase (or to designate a Person to purchase) such portion of equity interest in each Domestic Enterprise from such Domestic Enterprise’s then existing shareholders, to subscribe (or to designate a Person to subscribe) for such portion of newly issued equity interest in each Domestic Enterprise or through such other methods permitted under PRC laws, without payment of any consideration, so that the Investor’s (or its designee’s) shareholding percentage in such Domestic Enterprise will equal to the Investor’s shareholding percentage in the Company (calculated on an as-converted and fully-diluted basis) (such transaction, the “Domestic Companies Transfer”) provided that after the Domestic Companies Transfer, such Investor shall (or shall cause its designee to) enter into the Cooperative Documents such that the Company may continue to consolidate the financial results of the Domestic Enterprise(s) in which such Investor or its designee owns equity interest. The Group Companies, the Key Holders, the Li Parties (as long as Shenzhen Huaxiu is a shareholder of the relevant Domestic Enterprise) and Mr. Guan shall procure the consummation of the Domestic Companies Transfer pursuant to this Section 5.9 in such manner as permitted by the PRC law.

5.10. Exclusivity. From the date hereof until the date that is ten (10) Business Days after the satisfaction or waiver of each condition to the Closing set forth in Sections 6 and 7 (other than conditions that by their nature are to be satisfied at the Closing) (or if earlier, the sixtieth (60th) day following the date hereof, if (x) the Closing has not occurred by such date and (y) none of the Covenantors has breached any of their respective representations, warranties, covenants and undertakings hereunder which has caused the delay or failure of the Closing), the Founder and the Group Companies agree not to (i) discuss the sale of any securities of the Company with any third party, (ii) to provide any information with respect to the Company to a third party in connection with a potential investment by such third party in any securities of the Company, or (iii) to close any equity financing transaction of any securities of the Company with any third party. Notwithstanding the above, this Section 5.10 shall terminate and be of no further force and effect immediately following the Closing Date.

5.11. Validity of Approvals. As soon as possible after the Closing, Chuang Meng shall, and the Founder shall cause Chuang Meng to, (i) comply with all legal and regulatory requirements with respect to the approvals, licenses and permits necessary for the conduct of its Principal Business, including but not limited to the Value-added Telecommunication Services License , the Network Culture Operation License and the Internet Publication License , and (ii) at all times maintain the validity of such approvals, licenses and permits that it has obtained.

5.12. Cooperative Documents.

(a) Within two months after Closing, the Founder, the Li Parties, Mr. Guan and the Group Companies shall cause:

(i) the capital structure of the Domestic Enterprises to be reorganized and such reorganization to be duly registered with the relevant PRC administration of industry and commerce as follows:

Chuang Meng
Shareholders	Percentage of Registered Capital Held
Founder	100%

Beijing DC
Shareholders	Percentage of Registered Capital Held
Founder	99%
Mr. Guan	1%

Total	100%

Mengyu
Shareholders	Percentage of Registered Capital Held
Founder	99%
Mr. Guan	1%

Total	100%

(ii) the Cooperative Documents among WFOE, each Domestic Enterprise and such Domestic Enterprise’s shareholders, as applicable, to be amended and/or novated in form and substance satisfactory to Tencent, such that the Company may consolidate the financial results of each Domestic Enterprise.

(b) Within two months after entry into the Equity Interest Pledge Agreements by each Domestic Enterprise with WFOE and such Domestic Enterprise’s shareholders, as applicable, in accordance with Section 5.12(a)(ii) above, the Founder, Mr. Guan and the Group Companies shall cause such Equity Interest Pledge Agreements as amended and/or novated in accordance with Section 5.12(a)(ii) above to be duly filed and registered with competent administration for industry and commerce, and document evidencing such registration to be delivered to each Investor.

5.13. No Competition. (a) The Founder hereby agrees that for so long as he remains a director or employee of or a beneficial owner of any equity interest in any Group Company (such position as a director, employee or beneficial owner, a “Key Person”), and for two (2) years after he ceases to be a Key Person, he shall not (i) engage in or assist others in engaging in any activities or lines of business that are the same as or similar to, or compete, directly or indirectly, with those conducted or engaged in by any Group Company at any time anywhere (the “Restricted Business”); (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere with the business relationships (whether formed prior to or after the date of this Agreement) between any Group Company and customers or suppliers of such Group Company.

(b) Mr. Ko hereby agrees that for so long as he remains a Key Person, and for two (2) years after he ceases to be a Key Person, he shall not (i) engage in or assist others in engaging in the Restricted Business; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere with the business relationships (whether formed prior to or after the date of this Agreement) between any Group Company and customers or suppliers of such Group Company.

(c) Mr. Guan hereby agrees that for so long as he remains a Key Person, and for two (2) years after he ceases to be a Key Person, he shall not (i) engage in or assist others in engaging in the Restricted Business; (ii) have an interest in any Person that engages directly or indirectly in the Restricted Business in any capacity, including as a partner, shareholder, member, employee, principal, agent, trustee or consultant; or (iii) intentionally interfere with the business relationships (whether formed prior to or after the date of this Agreement) between any Group Company and customers or suppliers of such Group Company.

5.14. Repurchase Transaction. On or prior to the Closing, the Company shall repurchase (a) 170,788 Ordinary Shares from the Founder Holdco, (b) 1,126,000 Ordinary Shares from Li Holdco, and (c) 675,000 Series A Shares from Legend, in each case at the per shares price of approximately US$4.2158 (the “Repurchase Transaction”).

5.15. ESOP. On or prior to the Closing, the Company shall (a) revise its employee share option plan (the “ESOP”) so that a total of 1,024,725 Ordinary Shares shall be issuable under the ESOP, and (b) reserve 1,024,725 Ordinary Shares for such purposes (such actions, the “ESOP Revision”).

5.16. Strategic Cooperation Agreement. From the date hereof, Tencent shall have a preferential right to enter into business cooperation with the relevant Group Companies and the relevant Group Companies shall, and the Key Holders shall cause the relevant Group Companies to, enter into a strategic cooperation agreement in form and substance satisfactory to Tencent and such Group Companies (the “Strategic Cooperation Agreement”) which shall set forth such preferential right of Tencent.

5.17. No transfer of Domestic Enterprises equity. Except as contemplated herein, the Li Parties (as long as Shenzhen Huaxiu is a shareholder of the relevant Domestic Enterprise) shall not Transfer any equity interest held or controlled by it in any Domestic Enterprise to any Person. Any transfer in violation of this Section shall be void and each Domestic Enterprise hereby agrees it will not effect such a transfer nor will it treat any alleged transferee as the holder of such equity interest without the prior written approval of LC Fund, Redpoint and Tencent.

5.18. No issuance by Domestic Enterprises. Except (i) as contemplated herein or (ii) issuance of equity securities to all shareholders of a Domestic Enterprise proportionally, each Domestic Enterprise shall not, and the Founder, the Li Parties (as long as Shenzhen Huaxiu is a shareholder of the relevant Domestic Enterprise) and Mr. Guan shall cause each Domestic Enterprise not to, issue to any Person any equity securities of such Domestic Enterprise or any options or warrants for, or any other securities exchangeable for or convertible into, such equity securities of each Domestic Enterprise.

5.19. Fulfillment of Closing Conditions. Each Covenantor shall use its best efforts to fulfill all Closing conditions contained in Section 7.

6.	CONDITIONS TO THE OBLIGATIONS OF THE COVENANTORS AT THE CLOSING

The obligations of the Covenantors under this Agreement with respect to each Investor are subject to the fulfillment to the satisfaction of or waiver by the respective Covenantor on or prior to the Closing of the following conditions:

6.1. Representations and Warranties True and Correct. The representations and warranties made by such Investor in Section 3 hereof shall be true and correct and complete when made, and shall be true and correct and complete as of the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

6.2. Execution of the Shareholders Agreement. Such Investor shall have executed and delivered to the Company the Second Amended and Restated Shareholders Agreement in substantially the same form as attached hereto as Exhibit B (the “Shareholders Agreement”).

7.	CONDITIONS TO INVESTORS’ OBLIGATIONS AT THE CLOSING

The obligations of each Investor under this Agreement at the Closing are subject to the fulfillment to its satisfaction or waiver by such Investor on or prior to the Closing of the following conditions:

7.1. Representations and Warranties True and Correct. The representations and warranties of each of the Covenantors contained in Section 4 shall be true and correct and complete when made, and shall be true and correct and complete as of the Closing Date with the same force and effect as if they had been made on and as of such date, subject to changes contemplated by this Agreement.

7.2. Performance of Obligations. Each of the Covenantors shall have performed and complied with all agreements, obligations and conditions contained in the Transaction Agreements that are required to be performed or complied with by it on or before the Closing.

7.3. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions to be passed, executed and/or delivered by the Covenantors shall be satisfactory in substance and form to such Investor, and such Investor shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

7.4. Consents and Waivers. The Covenantors shall have obtained any and all consents and waivers necessary for consummation of the transactions contemplated by this Agreement, including, but not limited to, all permits, authorizations, approvals, consents or permits of any governmental authority, regulatory body, existing shareholders of the Company or other third parties.

7.5. Amendment to Constitutional Documents. The Restated Articles which set forth the rights and preferences of the Series A-1 Shares and Series C Shares shall have been duly adopted by the Company by all necessary corporate action of its shareholders, and submitted to the Registrar of Companies of the Cayman Islands for filing.

7.6. Board of Directors. The Board shall have been constituted in accordance with the Restated Articles, so that as of the Closing, the Board shall consist of seven (7) directors, of which one (1) director shall have been designated by Tencent (the “Series C Director”), one (1) director shall have been designated by LC Fund, one (1) director shall have been designated by Redpoint, one (1) director shall have been designated by Prime Express Investments Limited, three (3) directors shall have been designated by holders of Ordinary Shares.

7.7. Confidentiality Agreements; Employment Agreements. Each employee and consultant of the Group Companies (including without limitation, the Key Persons) shall have entered into a Confidentiality Agreement with the relevant Group Company in substantially the same form as attached hereto as Exhibit E. Each employee and consultant of the Group Companies shall have entered into an employment agreement with the relevant Group Company in substantially the same form as attached hereto as Exhibit E.

7.8. Execution of Shareholders Agreement. The Company shall have delivered to such Investor the Shareholders Agreement, duly executed by the Company and all other parties thereto (except for the Investors).

7.9. Execution of Indemnification Agreement. With respect to Tencent, the Company shall have delivered to Tencent a Director Indemnification Agreement in form and substance satisfactory to Tencent (the “Indemnification Agreement”), duly executed by the Company.

7.10. Legal Opinion. The PRC counsel to the Company shall have issued a signed PRC legal opinion dated as of the Closing Date and addressed to such Investor in form and substance satisfactory to such Investor. The Cayman Islands counsel to the Company shall have issued a signed Cayman Islands legal opinion dated as of the Closing Date and addressed to such Investor in form and substance satisfactory to such Investor.

7.11. Repurchase Transaction. The Company shall have completed the Repurchase Transaction on or prior to the Closing.

7.12. Series B-1 Warrants. All outstanding Series B-1 Warrants (as defined in the preferred share subscription agreement dated April 13, 2012 by and among the Company, the Domestic Enterprises, the Key Holders, Mr. Li, Li Holdco, Mr. Ko, Dream Soft Services Limited, Legend, LC Fund and Redpoint) shall have been exercised and no Series B-1 Warrants shall be outstanding as of the Closing.

7.13. ESOP. The Company shall have completed the ESOP Revision.

7.14. No Material Adverse Effect. There shall have been no Material Adverse Effect on any Group Company or any Subsidiary or Affiliate of any Group Company since the date of this Agreement.

7.15. Compliance Certificate. The Covenantors shall deliver to such Investor certificates, dated the Closing Date, certifying that the conditions specified in this Section 7 have been fulfilled and stating, where applicable, that there shall have been no material adverse change in the business, affairs, prospects, operations, properties, assets or condition of each of the Group Companies since the date of this Agreement.

8.	INDEMNIFICATION

8.1. Survival of Representations and Warranties. The representations and warranties made herein shall survive any investigation made by any Party hereto and shall survive for a period of two years after the Closing, except for those related to tax matters shall survive for a period of five years after the Closing or longer period as permitted under applicable laws, and the representations and warranties set forth in Sections 4.1 and 4.5 shall survive indefinitely.

8.2. Indemnification. The Covenantors shall, jointly and severally, indemnify, defend and hold harmless each Investor (each, an “Indemnitee”), from and against any and all Losses (as defined below) actually incurred by such Investor arising out of, relating to, connected with or incidental to:

(a) any breach of any representation or warranty made by any of the Covenantors in the Transaction Agreements,

(b) any failure by the Covenantors to comply with any covenant or agreement contained in the Transaction Agreements or in any other documents or agreements contemplated hereby, or

(c) notwithstanding the disclosure in the Disclosure Schedule:

(i) any non-compliance or underpayment of social insurance premiums and housing funds contributions by WFOE or any Domestic Enterprises for its employees;

(ii) the profit sharing agreements between Chuang Meng and any game developers in respect of the Ledou platform; or

(iii) (x) all liability for any taxes of any Group Company or any former or existing shareholders of a Group Company for all taxable periods ending on or before the Closing Date and the portion through the Closing Date for any taxable period that includes (but does not end on) the Closing Date, (y) all liability for any taxes of any other Person imposed by any governmental authority on any Group Company as a transferee, successor, withholding agent, accomplice, or party providing conveniences in connection with an event or transaction occurring before the Closing Date, and (z) all liabilities for any taxes of any Person imposed by any governmental authority on any Group Company in connection with the Repurchase Transaction;

provided that the maximum aggregate amount of liabilities of the Covenantors to each Investor under this Section 8 shall be limited to the Subscription Price paid by such Investor. The agreements in this Section 8 shall survive any termination of this Agreement.

8.3. Payment. At the absolute discretion of any Indemnitee, all claims asserted hereunder against the Covenantors shall be settled by cash. However, if the Covenantors are unable to satisfy their indemnity obligations within sixty (60) days of delivery of the notice provided by the Indemnitee, then such indemnity obligations shall, at the election of the Indemnitee, be satisfied with the Ordinary Shares held (either directly or indirectly) or acquired after the date hereof by the Founder (with each such share valued at the lower of (1) the average price paid for each Subscription Share by the relevant Investor (as adjusted for share splits, combinations, recapitalizations, reclassifications and similar transactions) and (2) the fair market value of such Ordinary Share determined pursuant to Section 8.4).

8.4. Valuation. The value of the Ordinary Shares to be delivered in satisfaction of the Founder’s indemnity obligation under Section 8.2 shall be determined in good faith by the Board. The Founder or the Indemnitee shall have the right to challenge any determination by the Board of fair market value pursuant to this Section 8.4, in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging party. Should the market value made by an independent appraiser differ from that made by the Board, the market value made by an independent appraiser shall form the value of the Ordinary Share. The cost of such appraisal shall be borne by the Indemnitee if the independent appraiser determines that the fair market value of the Ordinary Shares is less than that determined by the Board by a factor of more than 5%. The cost of such appraisal shall be borne by the Founder if the independent appraiser determines that the fair market value of the Ordinary Shares is more than that determined by the Board by a factor of more than 5%. The cost of such appraisal shall be borne by the Company if the independent appraiser determines that the fair market value of the Ordinary Shares is equal to or at least 95% of the fair market value determined by the Board, or more than that determined by the Board by a factor of within 5%.

8.5. Definition of Losses. As used in this Agreement, “Losses” means all losses, damages, deficiencies, diminution in value, suits, debts, obligations, interest, penalties, expenses, judgments or settlements of any nature or kind, including without limitation reasonable attorneys’ fees and disbursements, court costs, amounts paid in settlement and expenses of investigation, but excluding consequential, special or punitive damages, lost profits, lost opportunity costs, damage to reputation or the like, and mental or emotional distress.

9.	MISCELLANEOUS

9.1. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of Hong Kong Special Administration Region of the PRC (“Hong Kong”) without regard to conflict of law principles thereof.

9.2. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the Parties hereto whose rights or obligations hereunder are affected by such amendments. This Agreement and the rights and obligations herein may be assigned by each Investor to any of its Affiliates or any of their respective directors, officers or partners without the written consent of any other Parties hereto, provided such transferee agrees in writing to be subject to the terms of this Agreement and related agreement as if it were a party thereunder. This Agreement and the rights and obligations herein may not be assigned by any of the Covenantors without the written consent of each Investor.

9.3. Entire Agreement. This Agreement and any other Transaction Agreement and the schedules and/or exhibits hereto and thereto, which are hereby expressly incorporated herein by this reference constitute the entire understanding and agreement between the Parties with regard to the subjects hereof and thereof, and supersede and replace any previous discussion, negotiation, agreement and document regarding the transactions contemplated by this Agreement; provided, however, that nothing in this Agreement or related agreements shall be deemed to terminate or supersede the provisions of any confidentiality and nondisclosure agreements executed by the Parties hereto prior to the date hereof, which agreements shall continue in full force and effect until terminated in accordance with their respective terms.

9.4. Notices. Except as may be otherwise provided herein, all notices, requests, waivers and other communications made pursuant to this Agreement shall be in writing and shall be conclusively deemed to have been duly given (a) when hand delivered to the other Party, upon delivery; (b) when sent by facsimile at the number set forth in Exhibit F hereto, upon receipt of confirmation of error-free transmission; (c) seven (7) Business Days after deposit in the mail as air mail or certified mail, receipt requested, postage prepaid and addressed to the other Party as set forth in Exhibit F; or (d) three (3) Business Days after deposit with an overnight delivery service, postage prepaid, addressed to the Parties as set forth in Exhibit F with next Business Day delivery guaranteed, provided that the sending Party receives a confirmation of delivery from the delivery service provider.

Each Person making a communication hereunder by facsimile shall promptly confirm by telephone to the Person to whom such communication was addressed each communication made by it by facsimile pursuant hereto but the absence of such confirmation shall not affect the validity of any such communication. A Party may change or supplement the addresses given above, or designate additional addresses, for purposes of this Section 9.4 by giving, the other Party written notice of the new address in the manner set forth above.

9.5. Amendments and Waivers. Any term of this Agreement may be amended only with the written consent of the Company and each Investor. Any amendment or waiver effected in accordance with this Section 9.5 shall be binding upon all of the Parties hereto, and their respective assigns.

9.6. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any Party hereto, upon any breach or default of any other Party hereto under this Agreement, shall impair any such right, power or remedy of such former Party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach of default thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Party hereto of any breach of default under this Agreement or any waiver on the part of any Party hereto of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, or by law or otherwise afforded to the Parties hereto shall be cumulative and not alternative.

9.7. Interpretation; Titles and Subtitles. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement. Unless otherwise expressly provided herein, all references to Sections and Exhibits herein are to Sections and Exhibits of this Agreement.

9.8. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

9.9. Severability. If any provision of this Agreement is found to be invalid or unenforceable, then such provision shall be construed, to the extent feasible, so as to render the provision enforceable and to provide for the consummation of the transactions contemplated hereby on substantially the same terms as originally set forth herein, and if no feasible interpretation would save such provision, it shall be severed from the remainder of this Agreement, which shall remain in full force and effect unless the severed provision is essential to the rights or benefits intended by the Parties. In such event, the Parties shall use best efforts to negotiate in good faith a substitute, valid and enforceable provision or agreement which most nearly effects the Parties’ intent in entering into this Agreement.

9.10. Confidentiality and Non-Disclosure. The terms and conditions of this Agreement and all exhibits and schedules attached to such agreements, including their existence, shall be considered confidential information and shall not be disclosed by any Party hereto to any third party.

9.11. Further Assurances. Each Party shall from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed such further acts, deeds, conveyances, consents and assurances without further consideration, which may reasonably be required to effect the transactions contemplated by this Agreement.

9.12. Dispute Resolution.

(a) Negotiation Between Parties. The Parties agree to negotiate in good faith to resolve any dispute between them regarding this Agreement. If the negotiations do not resolve the dispute to the reasonable satisfaction of all Parties within thirty (30) days, subsection (b) below shall apply.

(b) Arbitration. In the event the Parties are unable to settle a dispute between them regarding this Agreement in accordance with subsection (a) above, such dispute shall he referred to and finally settled by arbitration at the Hong Kong International Arbitration Centre in accordance with the UNCITRAL Arbitration Rules (the “UNCITRAL Rules”) in effect, which rules are deemed to be incorporated by reference into this subsection (b). The arbitration tribunal shall consist of three (3) arbitrators to be appointed according to the UNCITRAL Rules. The language of the arbitration shall be English. The Parties understand and agree that this provision regarding arbitration shall not prevent any Party from pursuing preliminary equitable or injunctive relief in a judicial forum pending arbitration in order to compel another Party to comply with this provision, to preserve the status quo prior to the invocation of arbitration under this provision, or to prevent or halt actions that may result in irreparable harm. A request for such equitable or injunctive relief shall not waive this arbitration provision.

9.13. Expenses. The Company shall pay all of its own costs and expenses incurred in connection with the negotiation, execution, delivery and performance of this Agreement and other Transaction Agreements and the transactions contemplated hereby and thereby. The Company shall pay Tencent’s fees and expenses, including legal, accounting and out-of-pocket costs incurred by Tencent in connection with the transactions contemplated hereby, within five (5) Business Days after its receipt of written invoices for such fees and expenses, provided that such fees and expenses shall not exceed US$50,000, if the Closing occurs. In the event the Closing does not occur, each of the Company and each Investor shall bear its own legal and other professional costs and expenses incurred in connection with the transactions contemplated by this Agreement.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

iDreamSky Technology Limited

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Director

iDreamSky Technology (HK) Limited

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Director

Chuangmeng Wuxian (Beijing)
Information & Technology Co., Ltd.

[Company seal is affixed.]

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Legal Representative

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Beijing Chuangmeng Wuxian Technology Co., Ltd.

[Company seal is affixed.]

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Legal Representative

Shenzhen iDreamSky Technology Co., Ltd.

[Company seal is affixed.]

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Legal Representative

Shenzhen Mengyu Technology Co., Ltd.

[Company seal is affixed.]

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Legal Representative

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Chen Xiangyu

/s/ Chen Xiangyu

Dream Data Services Limited

By:	/s/ Chen Xiangyu

Name:	Chen Xiangyu
Title:	Director

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Li Meiping

/s/ Li Meiping

Huaxiu Investment Limited

By:	/s/ Zhao Yidong

Name:	Zhao Yidong
Title:	Director

Shenzhen Huaxiu Investment Co., Ltd.

[Company seal is affixed.]

By:	/s/ Zhao Yidong

Name:	Zhao Yidong
Title:	Legal Representative

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

KO, Jeffrey Lyndon

/s/ Ko, Jeffrey Lyndon

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Guan Song

/s/ Guan Song

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

LC Fund V, L.P.

By:	/s/ Liu Erhai
Name:	Liu Erhai
Title:	Managing Director

LC Parallel Fund V, L.P.

By:	/s/ Liu Erhai
Name:	Liu Erhai
Title:	Managing Director

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

Redpoint Ventures IV, L.P., by its General Partner
Redpoint Ventures IV, LLC

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang, Managing Director

Redpoint Associates IV, LLC, as nominee

By:	/s/ Geoffrey Y. Yang
Geoffrey Y. Yang, Managing Director

[Signature Page to the Preferred Share Subscription Agreement]

IN WITNESS WHEREOF, the Parties hereto have caused their respective duly authorized representatives to execute this Agreement as of the date and year first above written.

THL A19 Limited

By:	/s/ Ma Huateng
Name:	Ma Huateng
Title:	Director

[Signature Page to the Preferred Share Subscription Agreement]

LIST OF SCHEDULES AND EXHIBITS

Schedule 1	Investment Particulars

Schedule 2	Disclosure Schedule

Exhibit A	Form of Restated Articles

Exhibit B	Form of Shareholders Agreement

Exhibit C	Post Closing Capitalization Table

Exhibit D	List of Cooperative Documents

Exhibit E	Form of Confidentiality Agreement
Form of Employment Agreement

Exhibit F	Notice Address

SCHEDULE 1

Investment Particulars

Investor	Subscription Shares		Subscription Price
	Series C Subscription Shares	Series A-1 Subscription Shares	Series C Subscription Price (US$)	Series A-1 Subscription Price (US$)	Subtotal (US$)
THL A19 Limited	2,378,098	1,126,000	11,413,050	4,746,950	16,160,000
LC Fund V, L.P.	193,560	627,033	928,938	2,643,424	3,572,362
LC Parallel Fund V, L.P.	14,807	47,967	71,062	202,217	273,279
Redpoint Ventures IV, L.P.	203,158	166,518	975,000	702,002	1,677,002
Redpoint Associates IV, LLC	5,209	4,270	25,000	18,000	43,000

Total	2,794,832	1,971,788	13,413,050	8,312,593	21,725,643

SCHEDULE 2

Disclosure Schedule

EXHIBIT A

Form of Restated Articles

EXHIBIT B

Form of Shareholders Agreement

EXHIBIT C

Post Closing Capitalization Table

Shareholders	Number of Shares	%
Ordinary Shares
Dream Data Services Limited	3,805,612	26.84%
Halfbrick International Holdings Pty Ltd	297,600	2.10%
ESOP	1,024,725	7.23%
Series A Preferred Shares
Prime Express Investments Limited	337,500	2.38%
Ultimate Lenovo Limited	337,500	2.38%
Series A-1 Preferred Shares
THL A19 Limited	1,126,000	7.94%
LC Fund V, L.P.	627,033	4.42%
LC Parallel Fund V, L.P.	47,967	0.34%
Redpoint Ventures IV, L.P.	166,518	1.17%
Redpoint Associates IV, LLC	4,270	0.03%
Series B Preferred Shares
LC Fund V, L.P.	1,165,000	8.22%
LC Parallel Fund V, L.P.	85,000	0.60%
Redpoint Ventures IV, L.P.	1,218,750	8.59%
Redpoint Associates IV, LLC	31,250	0.22%
Series B-1 Preferred Shares
LC Fund V, L.P.	517,777	3.65%
LC Parallel Fund V, L.P.	37,778	0.27%
Redpoint Ventures IV, L.P.	541,666	3.82%
Redpoint Associates IV, LLC	13,889	0.1%
Series C Preferred Shares
THL A19 Limited	2,378,098	16.77%
LC Fund V, L.P.	193,560	1.36%
LC Parallel Fund V, L.P.	14,807	0.10%
Redpoint Ventures IV, L.P.	203,158	1.43%
Redpoint Associates IV, LLC	5,209	0.04%

Total	14,180,667	100.00%

EXHIBIT D

List of Cooperative Documents

A.	Cooperative Documents with respect to Chuang Meng

1.	Exclusive Business Cooperation Agreement dated April 19, 2012 by and among WFOE and Chuang Meng;

2.	Exclusive Option Agreement dated August 1, 2013 by and among WFOE, the Founder and Chuang Meng;

3.	Equity Interest Pledge Agreement dated August 1, 2013 by and among WFOE, the Founder and Chuang Meng;

4.	Power of Attorney dated August 1, 2013 by the Founder;

5.	Exclusive Option Agreement dated April 19, 2012 by and among WFOE, Shenzhen Huaxiu and Chuang Meng;

6.	Equity Interest Pledge Agreement dated April 19, 2012 by and among WFOE, Shenzhen Huaxiu and Chuang Meng;

7.	Power of Attorney dated April 19, 2012 by Shenzhen Huaxiu;

8.	Capital Contribution Certificate (No. 001) dated August 1, 2013 by Chuang Meng;

9.	Capital Contribution Certificate (No. 002) dated April 19, 2012 by Chuang Meng; and

10.	Shareholders’ Register of Chuang Meng dated August 1, 2013.

B.	Cooperative Documents with respect to Beijing DC

11.	Exclusive Business Cooperation Agreement dated April 19, 2012 by and among WFOE and Beijing DC;

12.	Exclusive Option Agreement dated April 19, 2012 by and among WFOE, the Founder and Beijing DC;

13.	Equity Interest Pledge Agreement dated April 19, 2012 by and among WFOE, the Founder and Beijing DC;

14.	Power of Attorney dated April 19, 2012 by the Founder;

15.	Exclusive Option Agreement dated April 19, 2012 by and among WFOE, Mr. Li and Beijing DC;

16.	Equity Interest Pledge Agreement dated April 19, 2012 by and among WFOE, Mr. Li and Beijing DC;

17.	Power of Attorney dated April 19, 2012 by Mr. Li;

18.	Capital Contribution Certificate (No. 001) dated April 19, 2012 by Beijing DC;

19.	Capital Contribution Certificate (No. 002) dated April 19, 2012 by Beijing DC; and

20.	Shareholders’ Register of Beijing DC dated April 19, 2012.

C.	Cooperative Documents with respect to Mengyu

21.	Exclusive Business Cooperation Agreement dated April 19, 2012 by and among WFOE and Mengyu;

22.	Exclusive Option Agreement dated April 19, 2012 by and among WFOE, the Founder and Mengyu;

23.	Equity Interest Pledge Agreement dated April 19, 2012 by and among WFOE, the Founder and Mengyu;

24.	Power of Attorney dated April 19, 2012 by the Founder;

25.	Capital Contribution Certificate (No. 001) dated April 19, 2012 by Mengyu; and

26.	Shareholders’ Register of Mengyu dated April 19, 2012.

EXHIBIT E

Form of Confidentiality Agreement

Form of Employment Agreement

EXHIBIT F

Notice Address

To the Group Companies, the Key Holders, Mr. Ko and Mr. Guan:

Address: (English translation: 7/F, EVOC Technology Building, No. 31 Gaoxin Central 4th Road, Nanshan District, Shenzhen)

Attention: Chen Xiangyu

Fax: 0755-86531026

To the Li Parties:

Address: (English translation: 7/F, EVOC Technology Building, No. 31 Gaoxin Central 4th Road, Nanshan District, Shenzhen)

Attention: Li Meiping

Fax: 0755-86531026

To LC Fund:

Address: (English translation: 10th Floor, Tower A, Raycom InfoTech Park, 2 Kexueyuan South Road, Haidian District, Beijing)

Attention: Zhang Nan

Fax: (0086) 10-6250 9100

To Redpoint:

Address: (English translation: Room 3205, Tower 2, Plaza 66, 1266 Nanjing West Road, Jing’an District, Shanghai)

Attention: David Yuan

Fax: (0086) 21-62887797

To Tencent:

Address: 29/F., Three Pacific Place, No.1 Queen’s Road East, Wanchai, Hong Kong

Attention: Corporate Counsel, Legal Department

Telephone: +852 2179 5122 Ext: 68805

Fax: +852 2520 1148

E-mail: richardpu@tencent.com.hk

With a copy to:

Address: Tencent Building, Kejizhongyi Avenue, Hi-tech Park, Nanshan District, Shenzhen, 518057, P.R. China

Attention: General Counsel, Legal Department

Telephone: +86 755 8601 3388 Ext: 82238

Fax: +86 755 8601 3090 Ext: 82238

E-mail: brentirvin@tencent.com

Attention: General Manager, M&A Department

Telephone: +86 755-8601-3388 Ext: 88978

Fax: +86 755-8601-3078

Email: richardpeng@tencent.com